Exhibit (d)(1)(v)

MainSTay Funds Trust

AMENDMENT TO THE AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment to the Amended and Restated Management Agreement is hereby made as of the 28th day of February, 2020, between the MainStay Funds Trust, a Delaware statutory trust (the “Trust”), on behalf of its series as set forth on Schedule A (each, a “Fund,” and collectively, the “Funds”) and New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the Trust and the Manager are parties to the Amended and Restated Management Agreement, dated February 27, 2015, as amended (the “Agreement”); and

WHEREAS, the Trust and the Manager hereby wish to amend Schedule A of the Agreement to reflect a revised management fee for the MainStay MacKay California Tax Free Opportunities Fund, MainStay MacKay High Yield Municipal Bond Fund and MainStay MacKay New York Tax Free Opportunities Fund;

NOW, THEREFORE, the parties agree as follows:

(i)	Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and attested as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest:	/s/ Brian J. McGrady	By:	/s/ Yie-Hsin Hung
Name:	Brian J. McGrady	Name:	Yie-Hsin Hung
Title:	Director and Associate General Counsel	Title:	Chief Executive Officer

MAINSTAY FUNDS TRUST

Attest:	/s/ Brian J. McGrady	By:	/s/ Kirk C. Lehneis
Name:	Brian J. McGrady	Name:	Kirk C. Lehneis
Title:	Assistant Secretary	Title:	President

SCHEDULE A

(As of February 28, 2020)

For all services rendered by the Manager hereunder, each Fund of the Trust shall pay the Manager and the Manager agrees to accept as full compensation for all services rendered hereunder, an annual fee equal to the following:

FUND	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay Balanced Fund	0.70% on assets up to $1 billion; 0.65% on assets from $1 billion to $2 billion; and 0.60% on assets over $2 billion
MainStay Candriam Emerging Markets Equity Fund	1.00% on assets up to $1 billion; and 0.975% on assets over $1 billion
MainStay CBRE Global Infrastructure Fund	0.85% on all assets
MainStay CBRE Real Estate Fund	0.75% on all assets
MainStay Conservative Allocation Fund	0.00%*
MainStay Cushing MLP Premier Fund	1.10% on assets up to $3 billion; and 1.05% on assets over $3 billion
MainStay Cushing Renaissance Advantage Fund	1.10% on assets up to $500 million; and 1.05% on assets over $500 million
MainStay Cushing Energy Income Fund	0.95% on all assets
MainStay Epoch Capital Growth Fund	0.75% on all assets
MainStay Epoch Global Equity Yield Fund	0.70% on all assets
MainStay Epoch International Choice Fund	0.80% on assets up to $5 billion; 0.775% on assets from $5 billion to $7.5 billion; and 0.75% on assets over $7.5 billion
MainStay Epoch U.S. All Cap Fund	0.85% on assets up to $500 million; 0.825% on assets from $500 million to $1 billion; and 0.80% on assets over $1 billion
MainStay Epoch U.S. Equity Yield Fund	0.70% on assets up to $500 million; 0.68% on assets from $500 million to $1 billion; 0.66% on assets from $1 billion to $2 billion; and 0.65% on assets over $2 billion
MainStay Floating Rate Fund	0.60% on assets up to $1 billion; 0.575% on assets from $1 billion to $3 billion; and 0.565% on assets over $3 billion

FUND	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay Growth Allocation Fund	0.00%*
MainStay MacKay California Tax Free Opportunities Fund	0.50% on assets up to $ 1 billion 0.48% on assets over $ 1 billion
MainStay MacKay Growth Fund	0.70% on assets up to $500 million; 0.65% on assets from $500 million to $1 billion; 0.625% on assets from $1 billion to $2 billion; and 0.60% on assets over $2 billion
MainStay MacKay High Yield Municipal Bond Fund

0.55% on assets up to $1 billion;

0.54% on assets from $1 billion to $3 billion;
0.53% on assets from $3 billion to $5 billion;
0.52% on assets over $5 billion to $7 billion; and
0.51% on assets over $7 billion

MainStay MacKay Intermediate Tax Free Bond Fund	0.40% on all assets
MainStay MacKay International Opportunities Fund	1.10% on all assets
MainStay MacKay New York Tax Free Opportunities Fund	0.50% on assets up to $ 1 billion 0.48% on assets over $ 1 billion
MainStay MacKay S&P 500 Index Fund	0.16% on assets up to $2.5 billion; and 0.15% on assets over $2.5 billion
MainStay MacKay Short Duration High Yield Fund	0.65% on all assets
MainStay MacKay Short Term Municipal Fund	0.35% on all assets
MainStay MacKay Small Cap Core Fund	0.80% on assets up to $1 billion; 0.775% on assets from $1 billion to $2 billion; and 0.75% on assets over $2 billion
MainStay MacKay Total Return Bond Fund	0.50% on assets up to $1 billion; 0.475% on assets from $1 billion to $3 billion; and 0.465% on assets over $3 billion
MainStay MacKay U.S. Equity Opportunities Fund	1.00% on assets up to $1 billion; and 0.975% on assets over $1 billion
MainStay Moderate Allocation Fund	0.00%*
MainStay Moderate Growth Allocation Fund	0.00%*
MainStay Short Term Bond Fund	0.25% on assets up to $1 billion; and 0.20% on assets over $1 billion

* The Manager will receive no fee from the Fund, although the parties acknowledge that the Manager or its affiliates shall receive compensation from other registered investment companies, including other series of the Trust, in connection with assets of the Fund that are invested in such investment companies.

3